Exhibit 10.2

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS CONVERTIBLE PROMISSORY NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ZYVERSA THERAPEUTICS, INC.
CONVERTIBLE PROMISSORY NOTE

Dated: _______________, 2026 (the “Issuance Date”)

FOR VALUE RECEIVED, Zyversa Therapeutics, Inc., a company organized under the laws of the State of Delaware (“Maker” or the “Company”), promises to pay ____________________, a _______________, or its registered assigns (“Holder”), in lawful money of the United States of America (i) the sum of ______________________ dollars ($__________) (the “Principal Amount”); and (ii) interest accrued on the unpaid Principal Amount in accordance with Section 2. All Note Obligations (as defined below) under this convertible promissory note (the “Note”) shall be due and payable on (a) the Maturity Date (as defined below) of this Note; or (b) when, upon or after the occurrence and during the continuance of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. Maker and Holder may be individually referred to herein as a “Party” or collectively as the “Parties”.

1.	Definitions.

(a)	Preamble and Recitals: The terms defined above are incorporated herein.

(b)	For purposes of this Note, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

i.	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

ii.	“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in the State of New York are permitted or obligated by applicable law to remain closed.

iii.	“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

iv.	“Conversion Price” means (i) upon a Qualified Offering, 80% of the Qualified Offering Price, or (ii) upon a conversion notice delivered pursuant to Section 8(b), 80% of the lowest daily VWAP of the Common Stock during the 10 Trading Days prior to delivery of the conversion notice, provided, however, in no event will the Conversion Price upon a conversion notice that is delivered pursuant to Section 8(b) be less than the Floor Price.

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v.	“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

vi.	“Event of Default” shall have the meaning set forth in Section 5.

vii.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

viii.	“Floor Price” means $0.02.

ix.	“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, (ii) sell, assign, transfer, convey, or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender, or exchange offer that is accepted by the holders of at least either (x) 50% of the voting power of the common equity outstanding, (y) 50% of the voting power of the common equity calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) 50% of the voting power of the common equity outstanding, (y) at least 50% of the voting power of the common equity calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding, or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the voting power of the common equity outstanding, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization, reclassification, or otherwise in any manner whatsoever, of either (x) at least 50% of the voting power of the common equity outstanding, (y) at least 50% of the voting power of the common equity represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company, or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

x.	“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

xi.	“Holder Optional Conversion Amount” shall have the meaning set forth in Section 8(b).

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xii.	“Maturity Date” means [●][1], 2027.

xiii.	“Note Obligations” means, as of the date of measurement, the Company’s obligation to pay the aggregate sum of (i) the outstanding unpaid Principal Amount of this Note; (ii) all accrued and unpaid interest thereon calculated in accordance with Section 2; and (iii) any other amounts payable hereunder with respect to this Note.

xiv.	“Options” means any rights, warrants, or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

xv.	“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

xvi.	“Principal Market” means the OTCQB Venture Market operated by the OTC Markets Group, or such other principal exchange as the Common Stock may trade.

xvii.	“Qualified Offering” means an equity financing pursuant to which the Company sells shares of Common Stock, or securities convertible into shares of Common Stock, in a net amount of at least $15 million.

xviii.	“Qualified Offering Price” means the price per share of Common Stock, or price per share of Common Stock upon conversion of convertible debt, in a Qualified Offering.

xix.	“Securities” means this Note and, as applicable, the shares of Common Stock issuable upon conversion of the Note.

xx.	“Securities Act” means the U.S. Securities Act of 1933, as amended.

xxi.	“Subject Entity” means any Person, Persons, or Group or any Affiliate or associate of any such Person, Persons, or Group.

xxii.	“Trading Day” means a day on which the Principal Market is open for trading.

xxiii.	“Transaction Documents” means the Securities Purchase Agreement, the Notes, Warrants, the Guaranties, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

1 NTD: Insert date that is 12 months from the date of issuance.

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xxiv.	“VWAP” means the term “Volume Weighted Average Price” per share of Common Stock on any Trading Day, as such price as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day.

2. Interest. Interest on the outstanding portion of the Principal Amount shall accrue at a rate equal to 10% (compounded annually)(the “Interest Rate”) and shall be due and payable to Holder on the Maturity Date; provided, however, that, from and after the occurrence and during the continuance of any Event of Default, interest on this Note shall accrue at a rate equal to 22% (compounded annually) (the “Default Interest Rate”). If such Event of Default is subsequently cured or waived in writing by the Holder (and no other Event of Default then exists) interest shall cease to accrue at the Default Interest Rate as of the calendar day immediately following the date of such cure or waiver and shall accrue at the Interest Rate thereafter; provided that the interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default, unless waived by the Holder.

3. Payment. Unless otherwise earlier converted pursuant to Section 8, the Principal Amount plus all accrued but unpaid interest shall be due and payable to Holder on the Maturity Date.

4. Prepayment. Upon notice to Holder, Maker may prepay this Note in whole or in part, without premium or penalty; provided that any such prepayment will be applied first to the payment of costs and expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such costs, expenses and accrued interest, to the payment of the Principal Amount of this Note.

5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)	Failure to Pay. Maker shall fail to pay when due any principal or interest payment on the due date hereunder or any other amount payable hereunder when due, whether at maturity or otherwise, and such payment shall remain unpaid for five (5) Business Days; or

(b)	Voluntary Bankruptcy or Insolvency Proceedings. Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

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(c)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(d)	Agreements. Maker shall fail to perform or observe in all material respects any of its covenants or agreements in this Note or the other documents entered into between Maker and Holder and such failure shall continue for thirty (30) days after Maker obtaining knowledge of such failure or receipt by Maker from Holder of a written notice of such failure; or

(e)	Cross-Default. An event of default (or any other event which with the passage of time or the giving or notice or both would become an event of default) occurs under any other indebtedness of Maker in excess of $500,000; or

(f)	Repudiation of Note. Maker shall provide at any time notice to the Holder, including by way of public announcement, of the Maker’s intention to not honor any provision of this Note (including requests for conversions of this Note in accordance with the terms hereof); or

(g)	Corporate Authorization. Maker or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the actions described in any of the clauses above or takes any corporate or other action to authorize or otherwise for the purpose of effecting any such action; or

(h)	Judgment. Any monetary judgment, writ or similar final process shall be entered or filed against the Maker or any of its subsidiaries or any of their assets in excess of $500,000 (after giving effect to any insurance coverage) and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of sixty (60) calendar days; or

(i)	Levy or Lien. The occurrence of any levy upon or seizure or attachment of or lien upon assets of the Maker or any subsidiary thereof in excess of $500,000 and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

(j)	Breach of Representations. The Maker shall have breached any representation or warranty contained in this Note in any material respect.

(k)	Principal Market. The suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on the Principal Market for any period of time.

(l)	Material Adverse Effect. Any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs.

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(m)	Restrictive Legend. The Maker fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days.

(n)	Voluntary Delisting. The voluntary delisting of the Common Stock from the Principal Market by the Company.

6. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 5(b) or 5(c)) and at any time thereafter during the continuance of such Event of Default, all outstanding Note Obligations payable by Maker hereunder shall become immediately due and payable upon election of the Holder without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 5(b) and 5(c), immediately and without notice, all outstanding Note Obligations payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by applicable law, either by suit in equity or by action at law, or both.

7. Payment.

(a)	Payment. The Maker shall pay to the Holder the outstanding Principal Amount, plus all accrued but unpaid interest thereon, on the Maturity Date.

(b)	Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares of Common Stock upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of a number of shares of Common Stock which exceeds the Maximum Percentage (as defined below) of the shares of Common Stock that are outstanding at such time. Any purported delivery of shares of Common Stock in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of shares of Common Stock that are outstanding at such time. If any delivery of Common Stock owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver shares of Common Stock as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 7(b) apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall be entitled to rely on the representations and other information set forth in any Conversion Notice and shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 7(b), (i) the term “Maximum Percentage” shall mean 4.99%; (ii) upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company); and (iii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the Exchange Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the Exchange Act. In determining the number of shares of Common Stock outstanding at any point in time, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent annual or quarterly reports filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. The provisions of this Section 7(b) shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

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8. Conversion.

(a)	Automatic Conversion. Upon a Qualified Offering, the lesser of (i) outstanding Principal Amount and all interest accrued with respect to such outstanding portion of the Principal Amount, and (ii) the portion of the Principal Amount and all interest accrued with respect to such outstanding portion of the Principal Amount that will result in the Holder holding the Maximum Percentage upon the automatic conversion contemplated hereby, will automatically be converted into that number of shares of Common Stock equal to the quotient of (I) the portion of the Principal Amount and all interest accrued with respect to such outstanding portion of the Principal Amount (the “Holder Mandatory Conversion Amount”) divided by (II) the Conversion Price.

(b)	Optional Conversion. At any time following the earlier of (i) the date that is six (6) months after the Issuance Date and (ii) the date upon which any Event of Default occurs, Holder, in its sole discretion, may elect to have all or any portion of the outstanding Principal Amount and all interest accrued with respect to such outstanding portion of the Principal Amount through the date that the Holder notifies in writing Maker of its intent to convert pursuant to this Section 8(b) (such Principal Amount and accrued interest, the “Holder Optional Conversion Amount”) converted into that number of shares of Common Stock equal to the quotient of (a) the Holder Optional Conversion Amount divided by (b) the Conversion Price (the “Holder’s Conversion Rights”). Notwithstanding the foregoing, upon written notice by Holder of the intent to convert, Maker may instead elect to pay all of the Note Obligations in full.

(c)	Surrender of Note. Promptly after a conversion of all amounts due under this Note pursuant to this Section 8, but in no event more than five (5) Business Days thereafter, Holder shall deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to Maker whereby the Holder agrees to indemnify Maker from any loss incurred by it in connection with this Note arising out of any claims that the original Note was not lost, stolen or destroyed); provided, however, that upon Maker’s issuance of all amounts and/or shares of Common Stock required under Section 8(a) and Section 8(b), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this Section 8(c).

(d)	Reservation of Common Stock. Maker covenants that all of the shares of Common Stock that shall be so issued shall be at the time of such conversion and issuance, duly authorized, validly issued, fully paid, and non-assessable by Maker, not subject to any preemptive rights, and free from any taxes, liens, and charges with respect to the issue thereof. Maker has not reserved for issuance from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of this Note. Maker shall, as soon as practicable, reserve at least 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Conversion Price then in effect (the “Required Reserve Amount”). Maker shall take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation.

(e)	Fractional Securities. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares of Common Stock to Holder upon the conversion of this Note, Maker shall round up to the nearest whole share.

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(f)	Taxes and Fees. The issuance of shares of Common Stock upon conversion of all or any portion of the outstanding Note Obligations in accordance with this Section 8 shall be made without charge to Holder for any issuance tax in respect thereof. The Maker shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Maker’s transfer agent (the “Transfer Agent”)) that may be payable with respect to the issuance and delivery of shares of Common Stock upon conversion of any Holder Mandatory Conversion Amount or Holder Optional Conversion Amount (each a “Conversion Amount”).

(g)	Mechanics of Conversion.

(i) To convert any Conversion Amount into shares of Common Stock under Section 8(b) on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a “Conversion Notice”) to the Maker. If required by Section 8(g)(iii), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Maker. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Maker shall transmit by electronic mail an acknowledgment, in the form attached hereto as Exhibit II, of confirmation of receipt of such Conversion Notice and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement (each, an “Acknowledgement”) to the Holder and the Transfer Agent which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date on which the Maker has received a Conversion Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule, or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Maker shall (1) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 8(g)(iii) and the outstanding Principal Amount and all interest accrued with respect to such outstanding portion of the Principal Amount is greater than the Conversion Amount being converted, then the Maker shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note representing the outstanding Principal Amount of this Note not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. Notwithstanding anything to the contrary contained in this Note or the Securities Purchase Agreement, after the effective date of the Resale Registration Statement or the Qualified Offering Registration Statement, as applicable, the Maker shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Shares (as defined in Section 10.1) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Resale Registration Statement or the Qualified Offering Registration Statement to the extent applicable, and for which the Holder has not yet settled.

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(ii) Maker’s Failure to Timely Convert. If the Maker shall fail, on or prior to the applicable Share Delivery Deadline, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Maker’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) or (II) if the Registration Statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Maker fails to use commercially reasonable efforts to promptly (x) so notify the Holder and (y) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), then, provided such failure involves shares of Common Stock having an aggregate value of at least $10,000 based on the closing trade price of the Common Stock, as reported by Bloomberg, on the applicable Share Delivery Deadline, in addition to all other remedies available to the Holder, (1) the Maker shall pay in cash to the Holder monthly an amount equal to 2% per month of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any trading price of the shares of Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, provided that the total amount of all such payments shall not exceed 10% of the aggregate value of the shares of Common Stock subject to such Conversion Failure, and (2) the Holder, upon written notice to the Maker, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 8(g)(ii) or otherwise. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Maker shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The Maker and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of principal and interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred, or sold, in whole or in part, only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer, or sell all or part of any Registered Note by the holder thereof, the Maker shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee, provided that if the Maker does not so record an assignment, transfer, or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer, or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 8, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Maker unless (A) the full outstanding Principal Amount and all interest accrued with respect to such outstanding portion of the Principal Amount represented by this Note is being converted (in which event this Note shall be delivered to the Maker following conversion thereof as contemplated by Section 8(g)(i)), or (B) the Holder has provided the Maker with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Maker shall maintain records showing the outstanding Principal Amount, accrued interest, default interest, and late charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Maker, so as not to require physical surrender of this Note upon conversion. If the Maker does not update the Register to record such outstanding Principal Amount, accrued interest, default interest, and late charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

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(iv) Pro Rata Conversion; Disputes. If the Maker receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Maker can convert some, but not all, of such portions of the Notes submitted for conversion, the Maker, subject to Section 7(b), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. If a Conversion Notice delivered to the Maker would result in a breach of Section 7(b), and the Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Maker shall hold such Conversion Notice in abeyance until such time as such Conversion Notice may be satisfied without violating Section 7(b) (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Maker).

(v) Floor Price Conversion Date True-up. If, on any Conversion Date, the Conversion Price applicable to such conversion would, but for the application of the Floor Price, be less than the Floor Price (such price, the “Unrestricted Conversion Price”), then:

(I) The Conversion Price for such conversion shall be the Floor Price;

(II) The Company shall determine the number of shares of Common Stock that the Holder would have been entitled to receive in respect of the Conversion Amount on such Conversion Date if the Conversion Price were equal to the Unrestricted Conversion Price (the “Unrestricted Shares”), and the number of shares issuable at the Floor Price (the “Floor Shares”). The difference between such amounts shall be the “Share Shortfall,” which shall be determined by the following formula:

Share Shortfall=(PC÷UCP) – (PC÷ FP)

Where:

PC = principal amount being converted on such Conversion Date

UCP = Unrestricted Conversion Price

FP = Floor Price

(III) Simultaneously with the issuance of the Floor Shares, the Company shall pay to the Holder an amount (such amount, the “True-Up Amount”), which shall be determined by the following formula:

True-Up Amount = Share Shortfall * MP

Where MP equals the lowest VWAP on the date immediately preceding Conversion Date.

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(IV) If the True-Up Amount is not paid in cash on the Conversion Date, then such amount shall automatically and without further action be added to the outstanding Principal Amount.

(V) Each Conversion shall independently give rise to a separate True-Up Amount obligation pursuant to this Section 8(g)(v).

(h)	Fundamental Transaction. The Maker shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Maker under this Note and the other Transaction Documents in accordance with the provisions of this Section 8(h) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder, with such approval not to be unreasonably withheld, prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Maker” shall refer instead to the Successor Entity), and may exercise every right and power of the Maker and shall assume all of the obligations of the Maker under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Maker herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under this Section 8, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Maker to waive this Section 8(h) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 8(h) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note. Notwithstanding this Section 8(h), the prohibition on Fundamental Transactions does not apply if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors.

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(i)	Purchase Rights. In addition to any other adjustments pursuant to this Section 8, if at any time the Maker grants, issues, or sells any Options, Convertible Securities, or rights to purchase stock, warrants, securities, or other property pro rata to all or substantially all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue, or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date, or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued, or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(j)	Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Maker shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, either (i) the shares of Common Stock receivable upon such conversion or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 8(j) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

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(k)	Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of this Section 8, if the Maker, at any time on or after the Issuance Date, subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of this Section 8, if the Maker, at any time on or after the Issuance Date, combines (by any stock split, stock dividend, stock combination, recapitalization, or other similar transaction) one or more classes of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(k) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(k) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

9. Representations and Warranties. The Maker hereby represents and warrants as of the date of this Note, as follows:

(a)	Existence. The Maker is a company organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)	Power and Authority. The Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

(c)	Authorization; Execution; and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Maker has duly executed and delivered this Note.

(d)	Enforceability. The Note is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)	No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note.

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(f)	No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Maker’s organizational documents; (b) violate any law or order applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Maker may be bound.

10. Registration Rights. All shares of Common Stock issuable upon a conversion pursuant to Section 8 shall have the benefit of registration rights on the terms set forth as follows:

10.1 Defined Terms. For purposes of this Section 10, the following capitalized terms are defined as follows:

(a) the term “Qualified Offering Registration Statement” shall mean a registration statement to register for registration of the issuance of securities in a Qualified Offering described in Section 10.3 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements

(b) the term “Resale Registration Statement” shall mean a registration statement on Form S-3 (or, if Form S-3 is not then available to the Maker, on such other form as is then available to the Maker) to register for resale the Registrable Shares required to be filed by Section 10.1(c) below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements;

(c) the term “Registrable Shares” means the shares of Common Stock issuable upon conversion of this Note; provided, however, that the Shares shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the Holder pursuant to and in a manner contemplated by such effective Resale Registration Statement; (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Maker; (iii) the first date such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales, holding period and without Holder complying with any method of sale requirements or notice requirements under Rule 144; or (iv) such security shall cease to be outstanding following its issuance;

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(d) the term “Registration Statement” means a Qualified Offering Registration Statement and a Resale Registration Statement.

(e) the term “Effectiveness Deadline” means the 30th day following the Filing Date (or, in the event the United States Securities and Exchange Commission (the “SEC”) reviews or has written or verbal comments to the Resale Registration Statement, the 60th day following the Filing Date); provided, however, that in the event the Company is notified by the SEC that the Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline shall be no later than the fifth (5th) business day following the date of such notification.

10.2. Registration Procedures. The Maker shall file, on or before the date that is six (6) months after the Issuance Date (the “Filing Deadline”), a Resale Registration Statement providing for the registration of, and the sale on a continuous or delayed basis of, all Registrable Shares then held by the Holder pursuant to Rule 415 under the Securities Act. Upon filing the Resale Registration Statement, the Maker shall use its best efforts to cause such Resale Registration Statement to be declared effective by the Effectiveness Deadline, keep such Resale Registration Statement effective with the SEC at all times, re-file such Resale Registration Statement upon its expiration, and cooperate in any amendment or supplementation of the prospectus related to the Resale Registration Statement as may be reasonably requested by the Maker or as otherwise required, until such time as all Registrable Shares that could be sold under the Resale Registration Statement have been sold or are no longer outstanding.

10.3. Piggyback Registration Statement. In addition to the rights provided in Section 10.2 above, upon the registration of the issuance of securities in a Qualified Offering, the Company shall include in the Qualified Offering Registration Statement the issuance and resale of Common Stock issuable upon conversion of this Note, upon the same terms as the securities issued in the Qualified Offering.

10.4. Rule 415; Cutback. If the SEC prevents the Maker from including any or all of the Registrable Shares in a Resale Registration Statement due to limitations on the use of Rule 415 under the Securities Act or requires the Holder to be named as an “underwriter,” the Maker shall use its best efforts to persuade, consistent with applicable law, the SEC that the offering contemplated by the Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the registrant” as described in Rule 415 and that the Holder is not an “underwriter.” In the event that, despite the Maker’s best efforts and compliance with the terms of this Section 10.4, the SEC refuses to alter its position, the Maker shall (i) remove from the Resale Registration Statement only such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares, in each of (i) and (ii), as the SEC requires to assure the Maker’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Maker shall not agree to name the Holder as an “underwriter” in such Resale Registration Statement without the prior written consent of the Holder. From and after the date that the Maker is eligible to bring effective the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares) applicable to any Cut Back Shares, all of the provisions of this Section 10 shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Resale Registration Statement including such Cut Back Shares shall be ten (10) trading days after such Restriction Termination Date, and the Maker shall use its best efforts to cause such Resale Registration Statement to become effective as promptly as practicable, but in any event, by the Effectiveness Deadline (provided, however, that for purposes of a Resale Registration Statement registering such Cut Back Shares, references to the “Filing Date” contained in the definition of “Effectiveness Deadline” shall instead be to the “Restriction Termination Date”). Any failure by the Maker to file a Resale Registration Statement by the Filing Deadline or to cause such Resale Registration Statement to become effective by the Effectiveness Deadline shall not otherwise relieve the Maker of its obligations to file or cause to become effective the Resale Registration Statements as set forth in this Section 10.

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10.5. Prospectus Suspension. The Holder acknowledges that there may be times when the Maker must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Maker and declared effective by the SEC, or until such time as the Maker has filed an appropriate report with the SEC pursuant to the Exchange Act. The Holder hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Maker gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Maker gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus; provided, (i) that such suspension periods shall in no event exceed (A) on more than two occasions, a period of more than thirty (30) consecutive trading days or (B) more than an aggregate total of sixty (60) trading days, in each case in any twelve (12) month period, and (ii) the Maker’s board of directors has reasonably determined that, in order for such Resale Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act. For avoidance of doubt, nothing herein shall prevent the Holder from selling the Registrable Shares pursuant to Rule 144.

10.6. Indemnification. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Holder and each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Indemnified Person”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Shares are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Shares pursuant to a Registration Statement, or (iv) any violation of this Note (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 10.6 shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company, and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Shares by the Holder.

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11. Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned by either Party, whether by operation of law or otherwise, without the other Party’s prior written consent (other than by merger). Any purported attempt by a Party to assign this Note or any of the rights, interests or obligations hereunder in violation of this Section 11 shall be null and void. For the avoidance of doubt, the Holder shall not in any event transfer this Note or any of the rights, interests or obligation hereunder to any party without the Maker’s prior written consent.

12. Unsecured Obligation. This Note is an unsecured obligation of the Company.

13. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and emailed, mailed or delivered to each party as follows:

(i) if to the Maker, at the following address or email address (or at such other address or email address as the Maker shall have furnished to Holder in writing):

Zyversa Therapeutics, Inc.

Attention: Peter Wolfe

2200 N. Commerce Parkway, Suite 208

Weston, Florida 33326

Email: pwolfe@zyversa.com

with a copy (which will not constitute notice) to:

Thompson Hine LLP

Attention: Faith L. Charles

300 Madison Avenue, 27th Floor

New York, NY 10017

Email: Faith.Charles@thompsonhine.com

(ii) if to Holder, at the following address or email address (or at such other address or email address as Holder shall have furnished to the Maker in writing):

[●]

[●]

[●]

Telephone: [●]

Attention: [●]

E-mail: [●]

with a copy (which will not constitute notice) to:

[●]

[●]

[●]

Telephone: [●]

Attention: [●]

E-mail: [●]

All such notices and communications will be deemed effectively given the earlier of (i) when received; (ii) when delivered personally; (iii) when emailed (with receipt of appropriate confirmation); (iv) one Business Day after being deposited with an overnight courier service of recognized standing; or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

14. Miscellaneous.

(a)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

(b)	Severability. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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(c)	Waivers. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(d)	Costs. Each of the Parties hereto shall pay its own fees, costs and expenses (including the fees of any attorneys, accountants or others engaged by such Party) in connection with this Note and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated. If Maker shall default on the payment of any of the Note Obligations, the Maker shall reimburse Holder on demand for its reasonable, documented out-of-pocket costs of collection, including reasonable attorney’s fees and disbursements.

(e)	No Drafting Presumption. The language used in this Note shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(f)	Reservation of Rights. No failure on the part of Holder to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by Holder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of Holder.

(g)	CHOICE OF LAW. THIS NOTE AND ALL ACTIONS, CAUSES OF ACTION OR CLAIMS OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS NOTE, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, INCLUDING WITHOUT LIMITATION DELAWARE LAWS RELATING TO APPLICABLE STATUTES OF LIMITATION AND BURDENS OF PROOF, AVAILABLE REMEDIES AND APPLICABLE EVIDENTIARY PRIVILEGES.

(h)	Exclusive Jurisdiction. The Chancery Court of the State of Delaware and the United States District Court for the District of Delaware shall have exclusive jurisdiction in relation to all matters which may arise out of or in connection with this Note.

(i)	Amendments and Waivers. Any term of this Note may be amended, modified or waived upon the written consent of the Maker and the Holder. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

(j)	Counterparts. This Note be manually or electronically executed in one or more counterparts (delivery of which may occur via facsimile or electronic transmission, including as an attachment to an electronic mail message in “pdf” or similar format), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Note shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Note as of the Issuance Date.

ZYVERSA THERAPEUTICS, INC.

By:
Name:	Steven Glover
Title:	Chief Executive Officer

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